UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2024

Enact Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40399	46-1579166
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

8325 Six Forks Road
Raleigh, North Carolina 27615
(919) 846-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ACT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Notes Offering

On May 28, 2024, Enact Holdings, Inc. (the “Company”) completed its previously announced underwritten public offering of $750 million principal amount of 6.250% Senior Notes due 2029 (the “2029 Notes,” and the offering, the “Offering”). The 2029 Notes were issued and sold pursuant to an underwriting agreement dated May 22, 2024 (the “Underwriting Agreement”), among the Company, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named on Schedule 1 thereto.

The 2029 Notes were issued under the Senior Indenture dated as of May 28, 2024 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of May 28, 2024 (together with the Base Indenture, the “2029 Notes Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). All capitalized terms in this “Senior Notes Offering” section of this Current Report on Form 8-K not otherwise defined herein have the meanings assigned to them in the 2029 Notes Indenture.

The 2029 Notes are the Company’s unsecured senior obligations. The 2029 Notes pay interest semi-annually on May 28 and November 28 at a rate of 6.250% per year, beginning on November 28, 2024, and will mature on May 28, 2029. At any time, or from time to time, prior to April 28, 2029 (the “Par Call Date”), the Company may redeem the 2029 Notes in whole or in part, at its option, at a redemption price equal to the greater of (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less interest accrued to the redemption date, and (ii) 100% of the principal amount of the 2029 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. At any time on or after the Par Call Date, the Company may redeem the 2029 Notes in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The 2029 Notes Indenture provides for Events of Default that may, in certain circumstances, lead to the outstanding principal and unpaid interest of the 2029 Notes becoming immediately due and payable.

The 2029 Notes were offered for sale pursuant to a prospectus and related prospectus supplement that constitute a part of the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 on April 11, 2024 (File No. 333-278624) (the “Registration Statement”). The 2029 Notes were registered with the SEC pursuant to the Registration Statement. The material terms of the offer and sale of the 2029 Notes are described in the Company’s prospectus supplement dated May 22, 2024, as filed with the SEC on May 24, 2024, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, which supplements the Company’s prospectus contained in the Registration Statement.

The net proceeds from the sale of the 2029 Notes, after deducting the underwriting discounts and commissions and estimated offering expenses, were approximately $742.3 million. The Company intends to use the net proceeds from the Offering, together with other legally available funds, to redeem the Company’s 6.500% Senior Notes due 2025 (the “2025 Notes”) in accordance with the terms of the 2025 Notes Indenture (as defined below).

Copies of (i) the Underwriting Agreement, (ii) the 2029 Notes Indenture, (iii) the form of the 2029 Note and (iv) the opinion of Gibson, Dunn & Crutcher LLP regarding the validity of the 2029 Notes are attached hereto as exhibits and are expressly incorporated by reference herein and into the Registration Statement. The foregoing descriptions are qualified in their entirety by reference to the actual terms thereof.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Redemption of 2025 Notes

On May 23, 2024, the Company delivered to the Trustee an officers’ certificate directing the Trustee to give notice (the “Redemption Notice”) to the holders of the Company’s 6.500% Senior Notes Due 2025 (the “2025 Notes”) of the Company’s planned redemption on June 3, 2024 (the “Redemption Date”) of all the outstanding 2025 Notes in the aggregate principal amount of $750 million pursuant to paragraph 6 of the First Supplemental Indenture, dated as of August 21, 2020, to the Indenture, dated as of August 21, 2020 (such indenture, as so supplemented, the “2025 Notes Indenture”). Also on May 23, 2024, the Trustee issued the Redemption Notice on behalf of the Company to the holders of the 2025 Notes. All capitalized terms in this “Redemption of 2025 Notes” section of this Current Report on Form 8-K not otherwise defined herein have the meanings assigned to them in the 2025 Notes Indenture.

On the Redemption Date, a redemption price equal to 100% of the principal amount of each 2025 Note, plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (the “Redemption Price”) will become due and payable upon each 2025 Note to be redeemed, and interest thereon, if any, will cease to accrue on and after the Redemption Date.

The foregoing description of the 2025 Notes Indenture is qualified in its entirety by reference to the 2025 Notes Indenture as previously filed with the SEC on August 25, 2020.

Item 9.01.	Financial Statements and Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
1.1
Underwriting Agreement dated as of May 22, 2024 by and among the Company, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named on Schedule 1 thereto.

4.1	Senior Indenture dated as of May 28, 2024 by and among the Company and the Trustee.
4.2	First Supplemental Indenture dated as of May 28, 2024 by and among the Company and the Trustee.
4.3	Form of 6.250% Senior Notes due 2029 (included as Exhibit A to the First Supplemental Indenture in Exhibit 4.2).
5.1	Opinion of Gibson, Dunn & Crutcher LLP dated May 28, 2024.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enact Holdings, Inc.

	By:	/s/ Hardin Dean Mitchell
		Name:	Hardin Dean Mitchell
		Title:	Executive Vice President, Chief Financial Officer and Treasurer
Dated: May 28, 2024